Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

SHEA BREA DEVELOPMENT, LLC

a Single Member Delaware Limited Liability Company

THIS OPERATING AGREEMENT (this “Agreement”) of Shea Brea Development, LLC (the “Company”) is entered into as of December 31, 2001, by Shea Homes Limited Partnership, a California limited partnership (the “Member”).

RECITALS

A. The Member has formed the Company for the purposes of owning, developing and operating real property and the other purposes described in this Agreement.

B. A Certificate of Formation for Shea Brea Development, LLC, a limited liability company under the laws of the State of Delaware, has previously been filed with the Delaware Secretary of State.

C. The Member desires to adopt and approve a limited liability company agreement for the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby provides as follows:

Article I.

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below:

“Act” shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Affiliate” with respect to any Person, shall mean with respect to any Person, any individual, general partnership, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate, real estate investment trust, association or any other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation or other entity, the right to exercise, directly or indirectly, more than 25% of the voting rights attributable to the controlled corporation or other entity, and, with respect to any individual, partnership, trust, limited liability company, limited liability partnership or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

“Agreement” means this Limited Liability Company Agreement and all amendments and exhibits hereto.

“Capital Contribution” means the property and the cash actually contributed by the Member to the capital of the Company.

“Certificate” shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State, as amended from time to time.

“Company” shall mean the limited liability company formed pursuant to this Agreement.

“Company Expenses” mean, collectively, (i) any costs, fees or expenses incurred or payable by the Company or the Member (or its Affiliates) in connection with the operation of the Company’s business or the maintenance of the Company’s assets and (ii) any amounts which the Company is obligated to pay to or on behalf of an Indemnifiable Person pursuant to Section 10.1.

“Indemnifiable Person” means (i) the Member, (ii) any Affiliate of the Member and (iii) any member, manager, partner, officer, director, attorney, agent, representative or employee of any of the Persons set forth in clause(i) or clause (ii) of this definition.

“Member” means Shea Homes Limited Partnership, a California limited partnership, who shall manage the business and affairs of the Company pursuant to the terms and conditions of this Agreement and who shall have all of the rights and powers which may be possessed by a “manager” under the Act, and such rights and powers as are otherwise conferred by law or by this Agreement or are necessary, advisable or convenient to the management of the business and affairs of the Company.

“Membership Interest” Member’s entire interest in the Company.

“Organization Expenses” mean the fees, costs and expenses of and incidental to organizing and funding the Company.

“Person” includes any natural person, corporation, trust, association, joint stock company, partnership, limited liability company, joint venture and other entity and any government or agency, instrumentality or political subdivision thereof.

“Section” means, except as otherwise indicated, the applicable section or subsection of this Agreement.

“Terminating Dissolution” shall have the meaning assigned to such term in Section 8.1.

“Transfer” means, with respect to the Membership Interest, any sale, assignment, conveyance or other transfer of such Membership Interest (or any interest therein), whether voluntary or involuntary, including a transfer by operation of law.

Article II.

ORGANIZATION

2.1 Formation. The Member hereby forms a limited liability company pursuant to the Act.

2.2 Name. The name of the Company is “Shea Brea Development, LLC.”

2.3 Certificate of Formation. An authorized person has executed the Certificate, which has been filed in the Office of the Secretary of State of Delaware and shall execute or cause to be executed all other instruments, certificates, notices and documents, and shall do or cause to be done all such filings, recordings, publications and other acts as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and operation and, when appropriate, termination of a limited liability company in the State of Delaware.

2.4 Registered Office; Registered Agent. The address of the registered office of the Company in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

2.5 Principal Place of Business. The principal place of business of the Company shall be located at 603 South Valencia Avenue, Brea, CA 92823, or at such other place or places as may be determined by the Member from time to time. The Member or an authorized person shall execute all other instruments, certificates, notices and documents, and shall do or cause to be done all such filings, recordings, publications and other acts as may be necessary or appropriate from time to time to comply with all applicable requirements for the operation of the Company in the State of California.

2.6 Business. The nature of the business and of the purposes to be conducted and promoted by the Company, to acquire, own, develop, hold, finance, mortgage, encumber and sell real property and to engage in any activities incidental thereto. In connection with the foregoing purposes, the Company shall have, and may exercise, all of the rights and powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed thereunder.

2.7 Term. Subject to Section 8.1, the term of the Company shall commence on the date of this Agreement and shall continue until December 31, 2031, unless otherwise extended by the Member.

Article III.

MEMBER AND MEMBER CONTRIBUTIONS

3.1 Member. The name and address of the Member are as follows: Shea Brea Development, LLC, 603 South Valencia Avenue, Brea, CA 92823.

3.2 Additional Members. Additional Persons may be admitted as Members with the written consent of the sole Member.

3.3 Initial Contributions. Concurrent with the execution hereof, the Member shall make an initial capital contribution to the Company in such amounts as determined by the Member.

3.4 Additional Contributions; Return of Distributions. The Member shall make additional capital contributions in such amounts and at such times as the Member shall determine are necessary and appropriate in connection with the acquisition, ownership and operation of the Property. Except as provided in the Act or applicable law, the Member shall not be required to return any distribution made to the Company by it.

3.5 Limited Liability. Except to the extent provided by Law, the Member shall not be bound by, or personally liable for, the expenses, liabilities or obligations of the Company.

Article IV.

ALLOCATIONS; INCOME TAX TREATMENT

4.1 Allocations. All items of income, gain, loss, deduction and credit for federal and state income tax and book purposes shall be allocated to the Member.

4.2 Tax Treatment of Company. Solely or federal and state income tax purposes, it is intended that the Company will be disregarded as an entity separate from the Member as set forth in Section 301.7701-3 (b)(1)(ii) of the Treasury Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended, and the corresponding provisions under California law.

Article V.

DISTRIBUTIONS

5.1 Distributions. All distributions shall be made to the Member.

5.2 Limitation on Distributions. No distribution shall be made to the extent that such distribution would violate the Act or any other applicable law.

Article VI.

MANAGEMENT OF THE COMPANY

6.1 Management. The business and affairs of the Company shall be managed by or under the authority of the Member. The Member shall have all of the rights and powers which may be possessed by a “manager” under the Act, and such rights and powers as are otherwise conferred by law or by this Agreement or are necessary, advisable or convenient to the management of the business and affairs of the Company.

6.2 Expenses. The Company shall pay all Organization Expenses and Company Expenses.

Article VII.

TRANSFER OF MEMBERSHIP INTEREST

The Member may Transfer all or any portion of its Membership Interest.

Article VIII.

DISSOLUTION AND WINDING UP OF THE COMPANY

8.1 Dissolution of the Company. The Company shall be dissolved upon the first to occur of any of the following events (each a “Terminating Dissolution”):

8.1.1 a determination by the Member to dissolve the Company;

8.1.2 the expiration of the term of the Company set forth in Section 2.7; or

8.1.3 the entry of a decree of judicial dissolution under the Act.

8.2 Winding Up of the Company. Upon a Terminating Dissolution of the Company, the Member shall wind up the business and affairs of the Company in an orderly manner. Company assets not previously distributed to the Member, or the proceeds therefrom to the extent the Member elects to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:

8.2.1 To the payment and discharge of all of the Company’s debts and liabilities to Persons other than the Member;

8.2.2 To the establishment of any reserve which the Member may deem reasonably necessary for any contingent liabilities or obligations of the Company; such reserve may be paid over by the Member to any bank or other acceptable party, as escrow agent, to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such reasonable period as shall be determined by the Member, for distribution of the balance, in the manner hereinafter provided in this Section 8.2;

8.2.3 To the payment and discharge of all of the Company’s debts and liabilities to the Member (other than in respect of the Member’s Membership Interest); and

8.2.4 The balance of such assets or proceeds shall be distributed to the Member.

Article IX.

BOOKS OF ACCOUNT AND ACCOUNTING; REPORTS; BANKING

9.1 Books of Account and Accounting. The Company’s books and records shall be maintained at the principal place of business of the Company or at the offices of any provider of administrative or similar services to the Company as the Member may select. The financial and accounting books and records of the Company may be maintained in accordance with such accounting procedures and principles as the Member may deem appropriate.

9.2 Banking. The Member shall open and thereafter maintain one or more separate bank accounts in the name of the Company in which there shall be deposited all the funds of the Company. No funds of any other Person shall be deposited in such account, and the funds in such account shall be used solely for the business of the Company.

Article X.

MISCELLANEOUS

10.1 Exculpation and Indemnification.

10.1.1 Exculpation. No Indemnifiable Person shall have any liability or obligation to the Company or any Member arising out of or relating to any act or omission of such Indemnifiable Person (or of any other Indemnifiable Person), except for 1iabilities or obligations directly arising out of acts or omissions with respect to the Company’s business that are finally determined by a court of competent jurisdiction (which determination is not successfully overturned on timely appeal) to constitute actual fraud or willful malfeasance.

10.1.2 Indemnification. For the purpose of this Section 10.1.2, “proceeding” means any threatened, pending or completed claim, demand, action or proceeding, whether civil, criminal, administrative, legislative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Section 10.1.2. Except as expressly provided in this Section 10.1.2, the Company shall, to the fullest and broadest extent permitted by law, indemnify and hold harmless each Indemnifiable Person against losses, damages, 1iabilities or expenses, of any kind or nature, incurred by it in connection with, or while acting (or omitting to act) on behalf of, the Company. Without limiting the generality of the foregoing, the Company hereby agrees to indemnify each Indemnifiable Person, and to save and hold him or it harmless, from and in respect of (i) all fees, costs and expenses incurred in connection with or resulting from any demand, claim, action or proceeding against such Indemnifiable Person or the Company which arises out of or in any way relates to the Company or its properties business or affairs, and (ii) all such demands, claims, actions and proceedings and any losses or damages resulting therefrom, including judgments, fines and amounts paid in settlement or compromise of any such demand, claim, action or proceeding; provided, however, that this indemnity shall not extend to conduct by an Indemnifiable Person proved to constitute actual fraud or willful malfeasance. Unless the Member otherwise determines, the Company shall pay the expenses incurred by any Indemnifiable Person in connection with any proceeding in advance of the final disposition of such proceeding, upon receipt by the Company of an undertaking of such Indemnifiable Person to repay such payment if there shall be a final adjudication or determination that such Indemnifiable Person is not entitled to indemnification as provided herein. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Company in the event that cash flow is insufficient to pay such obligations.

10.2 Other Activities of the Member. The Member and its Affiliates have other business interests and activities which may be in direct or indirect conflict or competition with the business of the Company, and shall have no obligation to offer any interest in such activities to the Company. The Company shall not have any right or interest in such activities, or the income or profits derived therefrom, and such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

10.3 Section Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

10.4 Severabililty. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10.5 Amendment of Agreement. This Agreement may be amended by the Member.

10.6 Governing Law. Notwithstanding the place where this Agreement may be executed, all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

10.7 Interpretation. Masculine, feminine and neuter pronouns used herein shall each include the other, and the use of the singular or plural includes the other unless the context clearly otherwise requires. In addition, “or” is not exclusive unless the context clearly otherwise requires.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SHEA BREA DEVELOPMENT, LLC, a
Delaware limited liability company

BY:	SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership, its managing member

By:
		Name:	LEE THOMAS
		Title:	V.P.

By:
ALAN F. TOFFOLI
ASSISTANT SECRETARY

OMNIBUS AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT/OPERATING AGREEMENT

OF EACH OF

215 BAYVIEW APARTMENTS, LLC,

COAST CABLE PARTNERS,

HAWKERBLUE, LLC,

MONTY GREEN HOLDINGS, LLC,

SERENADE AT NATOMAS, LLC,

SH CASCADES, LLC,

SH JUBILEE, LLC,

SH JUBILEE MANAGEMENT, LLC,

SHEA BAKER RANCH, LLC

SHEA BREA DEVELOPMENT, LLC,

SHEA CAPITAL II, LLC,

SHEA GSW HOLDINGS, LLC,

SHEA GSW INVESTMENTS, LLC,

SHEA OTAY VILLAGE 11, LLC,

SHEA PROCTOR VALLEY, LLC,

SHEA RIVERMARK VILLAGE, LLC,

SHEA LA QUINTA LLC,

SHEA NINTH AND COLORADO, LLC,

SHEA TONNER HILLS, LLC,

SHEA VICTORIA GARDENS, LLC,

TRILOGY ANTIOCH, LLC,

TOWER 104 GATHERING, LLC,

TOWER 104 OIL, LLC,

TRW BTS ONE, LLC,

AND

WALDEN VILLAGE PARTNERS, LLC

November 5, 2010

This Omnibus Amendment (this “Amendment”) to the Operating Agreement of 215 BAYVIEW APARTMENTS, LLC, a California limited liability company; the Agreement of Partnership of COAST CABLE PARTNERS, a California general partnership; the Operating Agreement of HAWKERBLUE, LLC, a California limited liability company; the First Amended and Restated Operating Agreement of MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company; the Operating Agreement of SERENADE AT NATOMAS, LLC, a California limited liability company; the Limited Liability Company Agreement of SH CASCADES, LLC, a Florida limited liability company; the Limited Liability Company Agreement of SH JUBILEE, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company; the Operating Agreement of SHEA BAKER RANCH, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company; the Amended and Restated Limited Liability Company Agreement of SHEA CAPITAL II, LLC, a Delaware limited liability company; the Operating Agreement of SHEA GSW HOLDINGS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA GSW INVESTMENTS, LLC, a Colorado limited liability company; the Operating Agreement of SHEA LA QUINTA LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company; the Operating

Agreement of SHEA OTAY VILLAGE 11, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA PROCTOR VALLEY, LLC, a California limited liability company; the Amended and Restated Operating Agreement of SHEA RIVERMARK VILLAGE, LLC, a California limited liability company; the Limited Liability Company Agreement of SHEA TONNER HILLS, LLC, a Delaware limited liability company; the Limited Liability Company Agreement of SHEA VICTORIA GARDENS, LLC a Florida limited liability company; the Operating Agreement of TOWER 104 GATHERING, LLC, a Colorado limited liability company; the Operating Agreement of TOWER 104 OIL, LLC, a Colorado limited liability company; the Amended and Restated Operating Agreement of TRILOGY ANTIOCH, LLC, a California limited liability company; the Operating Agreement of TRW BTS ONE, LLC, a Colorado limited liability company; and the Operating Agreement of WALDEN VILLAGE PARTNERS, LLC, a California limited liability company (collectively, such limited liability companies, the “Companies”, and such operating agreements and limited liability company agreements, the “Agreements”) is made and entered into the date first written above by the undersigned, constituting all of the members of the Companies (collectively, the “Members”).

RECITALS

A. The Members have previously entered into the respective Agreements.

B. The Members now desire to amend the respective Agreements, in accordance with the terms thereof, to provide for the equity interests in each Company to be certificated.

AGREEMENT

NOW THEREFORE, in consideration of their mutual promises, covenants and agreements, and notwithstanding anything to the contrary in the Agreements, the parties hereto do hereby promise, covenant and agree as follows:

1. Recitals and Capitalized Terms. The Recitals set forth hereinabove are hereby incorporated for reference as though fully rewritten herein. Unless otherwise set forth herein, all capitalized terms shall have the same meaning as set forth in the respective Agreements. All references to “Agreement” in each of the Agreements shall be deemed to refer to such Agreement as modified by this Amendment.

2. Certificate of Limited Liability Company Interests. Each of the Agreements shall be amended by inserting a new article in the appropriate numerical order at the end of each Agreement as follows:

“ARTICLE[    ]

RIGHTS OF SECURED PARTY

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, if any interests in the Company (the “Membership Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Membership Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments

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as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Membership Interests, then, at such time, the Secured Party shall have all of the rights associated with such Membership Interests under this Agreement and applicable law.

“Section [    ] Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Membership Interests shall be inapplicable, and of no force and effect, as to any transfer of any Membership Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Membership Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

“Section [    ] All of the Membership Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Membership Interests held by that Member. Each Membership Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

“Section [    ] Each of the Membership Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Membership Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

“Section [    ] At all times prior to the termination of any Pledge of the Membership Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor [Managers/Directors] will, without the prior written consent of the Secured Party, (i) amend this Agreement to provide that any Membership Interests (x) shall not be evidenced by a certificate or (y) shall not be securities governed by Article 8 of the Uniform Commercial Code or (ii) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

“Section [    ] The provisions of this Article [    ] shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members [or Managers/Directors] and their respective successors and assigns.

“Section [    ] At all times prior the Termination Date, none of the provisions of this Article [    ] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Membership Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous. All other terms and provisions of each Agreement which are not expressly amended hereby are hereby ratified, affirmed and approved. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instruments. Facsimile signatures shall be valid as if manually signed.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.

SHEA HOMES LIMITED PARTNERSHIP, as the sole Member of Monty Green Holdings, LLC, Shea Tonner Hills, LLC, Shea Ninth and Colorado, LLC, Shea Brea Development, LLC, Shea Otay Village 11, LLC and Shea Proctor Valley, LLC, as the Manager of Tower 104 Gathering, LLC, Tower 104 Oil, LLC and Walden Village Partners, LLC, and as a member of Shea Capital II, LLC

By:  J.F. Shea L.P., its sole General Partner

By:  JFS Management, L.P., its sole General Partner

By:  J.F. Shea Construction Management,

Inc., its sole General Partner

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

J.F. SHEA CO., INC., as the sole Member of Shea GSW Investments, LLC and as the Manager of Hawkerblue, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA GSW INVESTMENTS, LLC, as the sole Member of Shea GSW Holdings, LLC

By: J.F. SHEA CO., INC., its Manager

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA CAPITAL II, LLC, as the sole Member of Trilogy Antioch, LLC and Shea Victoria Gardens, LLC

By:  Shea Homes Limited Partnership its Manager

By:  J.F. Shea L.P., its sole General Partner

By:  JFS Management, L.P., its sole General Partner

By:  J.F. Shea Construction Management,

Inc., its sole General Partner

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

SHEA HOMES, INC., as the sole Member of Serenade at Natomas, LLC, SH Cascades, LLC, Shea La Quinta, LLC, SH Jubilee, LLC and SH Jubilee Management, LLC, and as a member of Shea Capital II, LLC, and as the sole Member and Manager of TRW BTS One, LLC

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements

SHEA PROPERTIES MANAGEMENT

COMPANY, INC., as Manager of

215 Bayview Apartments, LLC, Shea Baker Ranch,

LLC and Shea Rivermark Village, LLC

By:
By:	Ronald L. Lakey
Its:	Vice President

By:
By:	James G. Shontere
Its:	Secretary

J.F. SHEA CO., INC., as Manager of Coast

Cable Partners

By:
Name:	James G. Shontere
Title:	Secretary

By:
Name:	Robert O’Dell
Title:	Treasurer

Signature Page to Omnibus Amendment to LLC Agreements